                                                                    EXHIBIT 10.1

                           FORM OF SECOND AMENDMENT TO
                          EXECUTIVE RETENTION AGREEMENT

         This Second Amendment to Executive Retention Agreement (the "Second Amendment") is made and entered into as of May ___, 2002, by and between Maxtor Corporation, a Delaware corporation (the "Company"), and __________________ ("Executive").

                                    RECITALS

A. Executive and the Company have entered into a Retention Agreement dated May 29, 1998 setting forth certain incentives for Executive to remain employed with the Company.

B. Executive and the Company also have entered into an Executive Retention Agreement (the "Original Agreement") dated as of November 19, 1999 providing for a loan by the Company to Executive (the "Loan") and for other arrangements between the Company and Executive. The Loan is subject to the terms and conditions of a promissory note (the "Original Promissory Note") executed by Executive in favor of the Company and attached to the Original Agreement as Exhibit 1.

C. Executive and the Company entered into a First Amendment to the Original Agreement dated as of November 1, 2001 (Original Agreement, as amended, the "Agreement") and Executive executed an Amended and Restated Promissory Note dated as of November 19, 1999 (the "Amended and Restated Promissory Note") to replace the Original Promissory Note.

D. Executive and the Company desire to amend the Agreement by amending and restating the Amended and Restated Promissory Note.


         NOW, THEREFORE, in consideration of Employee's continued employment by the Company and other good and valuation consideration, the mutual receipt of which is acknowledged by the parties hereto, the parties hereby agree as follows:

         1. Second Amended and Restated Promissory Note. The Second Amended and Restated Promissory Note attached hereto as Exhibit 1 shall be attached to the Agreement as a new Exhibit 1 thereto and all references in the Agreement to the Promissory Note shall be to said Second Amended and Restated Promissory Note.

         2. Effect of Second Amendment. Except as amended by this Second Amendment, the Agreement shall remain in full force and effect.

         3. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

                                        MAXTOR CORPORATION

                                        By:
                                            -----------------------------------
                                            Glenn H. Stevens

                                        Title: Senior Vice President, General
                                               Counsel and Secretary

                                        EXECUTIVE:

                                        ---------------------------------------

                                    EXHIBIT 1

                           SECOND AMENDED AND RESTATED
                                 PROMISSORY NOTE

$                                                           Milpitas, California
 -----------------
                                                               November 19, 1999

The undersigned, ______________ ("Borrower"), hereby unconditionally promises to pay to the order of Maxtor Corporation, a Delaware corporation (the "Lender"), the sum of Three Hundred Fifty Thousand Dollars ($__________) plus interest, in accordance with the terms of the Executive Retention Agreement by and between Lender and Borrower effective November 19, 1999, as amended (the "November 1999 Agreement").

The outstanding principal balance of this Note, together with all accrued and unpaid interest hereon, shall be due and payable on May 19, 2003/November 19, 2003/May 19, 2004, or upon termination for "Cause" or voluntary termination of employment for reasons other than "Good Reason" as those terms are defined in the November 1999 Agreement. Interest shall accrue on unpaid principal from the date hereof until maturity at a rate of 5.57% compounded annually; provided, however, that commencing on the date hereof and from time to time such rate shall be reduced (but not increased) for the then remaining term of this Note if and to the extent that the short-term applicable federal rate (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended, with annual compounding) for any month is less than the then interest rate under this Note.

This Note may be prepaid, in whole or in part, at any time or from time to time, without penalty or premium. Any prepayment of principal must be accompanied by then accrued but unpaid interest. Interest shall cease to accrue on amounts of principal so prepaid. Any prepayment of interest shall include all interest accrued to the date of payment, but need not include any payment of principal.

All payments of principal or interest shall be made in lawful money of the United States of America to the Lender at the offices of the Lender, or at such other address as the Lender shall specify to Borrower in writing. Any payment shall be deemed made upon receipt by Lender.

Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Borrower for cancellation.

Borrower waives its rights to impose any defense (other than payment), set-off, counterclaim or cross-claim in any action brought on this Note. Borrower waives presentment, demand for performance, notice of performance, protest, notice of protest, and notice of dishonor.

If the indebtedness represented by this Note or any part hereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' and collection fees and costs.

This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.



                                        ---------------------------------------